UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2022

FRONTERA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-198524	46-4429598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Carson Street, Suite 200

Carson City, Nevada 89701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

              On June 3, 2022, Frontera Group, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”), by and among the Company and Intellimedia Networks, Inc., a Nevada corporation (the “Seller”), pursuant to which the Company will purchase from the Seller all of the Seller’s right, title and interest in certain intellectual property rights (the “Purchased Assets”).

As consideration for the Purchased Assets, (a) at the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), the Company will (i) pay the Sellers an initial cash payment of $75,000, and (ii) issue to the Sellers 20,000,000 shares of common stock, $0.00001 par value per share (“Common Stock”), of the Company.

The Company will pay to Seller an additional four million nine-hundred twenty-five thousand dollars ($4,925,000) (the “Additional Consideration”) on the earlier of; (i) completion of a capital raise of by the Company of at least twelve million dollars ($12,000,000), or (ii) December 31, 2023. Except by written agreement and as otherwise written and agreed to, if the Additional Consideration is not paid to the Seller pursuant to the above, all of the Purchased Assets will automatically revert back to Seller. The Company will also issue 55,000,000 shares of its Common Stock to the Seller pursuant to an employment agreement.

In the Purchase Agreement, the Sellers made customary representations and warranties to the Company concerning, among other matters, its business, operations, organization, authorization, capitalization, properties, employees, assets, liabilities and financial condition and their ownership interests in the Purchased Assets. The Company also made certain limited representations to the Sellers regarding, among other matters, its organization and authorization.

The obligations of the parties to consummate the transaction is subject to customary closing conditions. In addition, the Purchase Agreement may be terminated under certain customary and limited circumstances at any time prior the Closing, including, among other reasons, by written notice by either the Company or the Seller.

If the Purchase Agreement is terminated, all further obligations of the parties under the Purchase Agreement (except for certain obligations related to publicity, confidentiality, fees and expenses, termination and general provisions) will terminate, and no party to the Purchase Agreement will have any further liability to any other party thereto. There are no termination fees in connection with the termination of the Purchase Agreement.

The representations and warranties and the covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement for the purpose of allocating contractual risk between those parties and do not establish such matters as facts.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02         Unregistered Sale of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the shares is incorporated by reference herein. The parties agreed that the shares issued pursuant to the Purchase Agreement shall not to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 9.01.             Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.  Description

2.1Purchase Agreement, dated June 3, 2022, by and among the Company and the Seller

104       Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frontera Group, Inc.

Date: June 9, 2022	By:	/s/ Andrew De Luna
Name: Andrew De Luna Title: Interim Chief Executive Officer